Execution Copy

AMENDED AND RESTATED THIRD SUPPLEMENT
TO MASTER LOAN AGREEMENT
(REVOLVING LINE OF CREDIT LOAN)

THIS AMENDED AND RESTATED THIRD SUPPLEMENT TO MASTER LOAN AGREEMENT (this “Supplement”) is made and entered into as of May 14, 2012, by and between HOME FEDERAL SAVINGS BANK (“Lender”), and HOMELAND ENERGY SOLUTIONS, LLC, an Iowa limited liability company (“Borrower”), and supplements and incorporates all of the provisions of the MLA (as defined below).
RECITALS
A.    Borrower and Lender have entered into a Master Loan Agreement dated November 30, 2007, which has been amended by the First Amendment to Master Loan Agreement dated August 29, 2008, the Second Amendment to Master Loan Agreement dated September 28, 2009, the Third Amendment to Master Loan Agreement dated September 10, 2010, the Fourth Amendment to Master Loan Agreement dated July 29, 2011, and the Fifth Amendment to Master Loan Agreement dated September 9, 2011 (collectively, with all Supplements (including this Amended and Restated Third Supplement to Master Loan Agreement), modifications and other amendments thereto, the “MLA”) under which Lender agreed to extend certain financial accommodations to Borrower.
B.    Borrower and Lender previously entered into a Third Supplement to Master Loan Agreement (among other agreements) dated November 30, 2007 (the “Original Third Supplement”), pursuant to which Lender made available to Borrower a revolving line of credit in the amount of $6,000,000, which line of credit matured and was repaid in accordance with the terms of the Original Third Supplement and the original Revolving Line of Credit Note of the Borrower dated November 30, 2007 (the “Original Note”).
C.    Borrower has requested that Lender make available to it a revolving line of credit in an amount of $5,000,000, and Lender has agreed to such request upon the terms and conditions set forth in this Supplement (which amends, restates and replaces the Original Third Supplement) and in an Amended and Restated Revolving Line of Credit Note of even date herewith.
AGREEMENT
1.    Definitions. As used in this Supplement, the following terms shall have the following meanings. Capitalized terms used and not otherwise defined in this Supplement shall have the meanings attributed to such terms in the MLA. Terms not defined in either this Supplement or the MLA shall have the meanings attributed to such terms in the Uniform Commercial Code, as enacted in the State of Minnesota, as amended from time to time.
“Accounts” means all of Borrower's “Accounts”, as such term is defined in the UCC, including, without limitation, the aggregate unpaid obligations of customers and other account debtors to Borrower arising out of the sale or lease of goods or rendition of services by Borrower on an open account or deferred payment basis.
“Availability Date” shall have the meaning specified in Section 5 of this Supplement.
“Borrowing Base” means, at any time, the lesser of: (a) $5,000,000.00; or (b) the sum of: (i) seventy-five percent (75%) of the Borrower's Eligible Accounts Receivable, plus (ii) seventy-five percent (75%) of the

Borrower's Eligible Inventory.

“Borrowing Base Certificate” means the certificate substantially in the form of Exhibit A attached hereto properly completed and duly executed by an authorized officer of Borrower.
“Eligible Accounts Receivable” means all unpaid Accounts, net of any credits, except that the following shall not in any event be deemed Eligible Accounts Receivable:

(a)	that portion of Accounts unpaid thirty (30) days or more after the invoice date;

(b)	that portion of Accounts that is disputed or subject to a claim of offset or a contra account;

(c)	that portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by Borrower to the customer;

(d)	Accounts owed by any unit of government, whether foreign or domestic, except Incentive Payments will be considered a part of Eligible Accounts Receivable as defined in this Agreement;

(e)	Accounts owed by an account debtor located outside the United States;

(f)	Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

(g)	Accounts owed by a guarantor, Affiliate, director, officer, employee, or member of the Borrower;

(h)
Accounts not subject to a duly perfected security interest in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than Lender, including any payment or performance bond;

(i)	that portion of Accounts that has been restructured, extended, amended or modified; and

(j)	that portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes.

“Eligible Inventory” means all Inventory held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, or materials used or consumed in Borrower's business and that has been specifically identified and accepted by Lender, excluding all of the following inventory:

(a)	covered by documents of title, instruments, or chattel paper when these documents, instruments and paper are not owned and held by Borrower or are subject to competing claims, liens or encumbrances;

(b)	intended to be sold outside of the ordinary course of business;

(c)	consigned, sold or leased to others or held on consignment or lease from others or subject to a bailment;

(d)	subject to a competing claim, lien or encumbrance unless other than any Permitted Liens;

(e)	paid for in advance with progress payments or any other sums to Borrower in anticipation of the sale and delivery of inventory;

(f)	obsolete or unusable in the ordinary course of business;

(g)	inventory of work in progress;

(h)	Inventory that Lender, in its sole discretion, disqualifies as Eligible Inventory
“Incentive Payments” means any and all federal or state governmental subsidies, payments, transfers or other benefits, whether now or hereafter established, received by the Borrower.

“Maximum Rate” shall have the meaning specified in Section 12 of this Supplement.

“Monthly Payment Date” means the first (1st) day of each calendar month.
“Outstanding Credit” means, at any time of determination, the aggregate amount of Revolving Advances then outstanding under this Supplement and the Revolving Line of Credit Note.
“Outstanding Revolving Advance” means the total Outstanding Credit under this Supplement and the Revolving Line of Credit Note.
“Request for Advance” shall have the meaning specified in Section 6(a) of this Supplement.
“Revolving Advance” means an advance under this Supplement and the Revolving Line of Credit Note.
“Revolving Line of Credit Commitment” shall have the meaning specified in Section 2 of this Supplement.
“Revolving Line of Credit Loan” shall have the meaning specified in Section 2 of this Supplement.
“Revolving Line of Credit Loan Maturity Date” shall have the meaning specified in Section 2 of this Supplement.
“Revolving Line of Credit Loan Termination Date” shall have the meaning specified in Section 2 of this Supplement.
“Revolving Line of Credit Note” means that certain Amended and Restated Revolving Line of Credit Note of even date herewith in the stated principal amount of $5,000,000.
2.    Revolving Line of Credit Commitment. On the terms and conditions set forth in the MLA and this Supplement, Lender agrees to make one or more advances (collectively, the “Revolving Line of Credit Loan”) to Borrower on a revolving basis during the period beginning on the Availability Date and ending on the Business Day immediately preceding the Revolving Line of Credit Loan Maturity Date (the “Revolving Line of Credit Termination Date”), in an aggregate principal amount outstanding at any one time not to exceed $5,000,000.00 (the “Revolving Line of Credit Commitment”); provided, however, that at no time shall the Outstanding Revolving Advance exceed the Borrowing Base. The Revolving Line of Credit Commitment shall expire at 12:00 noon Central time on July 1, 2013 (the “Revolving Line of Credit Loan Maturity Date”). Subject to Section 13 of this Supplement, under the Revolving Loan Commitment amounts borrowed and repaid or prepaid may be reborrowed at any time prior to and including the Revolving Line of Credit Termination Date.
3.    Purpose. Revolving Advances may be used for Borrower's general corporate and operating purposes, including closing costs and fees associated with the Revolving Line of Credit Loan. The Borrower agrees that the proceeds of the Revolving Line of Credit Loan are to be used only for the purposes set forth in this Section 3.
4.    Repayment of the Revolving Line of Credit Loan. The Borrower will pay accrued interest on the Revolving Line of Credit Loan on the first Monthly Payment Date following the date on which the first Revolving Advance is made hereunder and on each Monthly Payment Date thereafter until the Revolving Line of Credit Loan Maturity Date. On the Revolving Line of Credit Loan Maturity Date, the unpaid principal balance of the Revolving Line of Credit Loan, all accrued and unpaid interest thereon, and all other amounts due and owing hereunder or under any other Loan Document relating to the Revolving Line of Credit Loan are due and payable in full. If any payment date specified hereunder is not a Business Day, then the payment then due shall be paid on the next Business Day and shall continue to accrue interest until paid.

5.    Availability. Subject to the provisions of the MLA and this Supplement, during the period commencing on the date on which all conditions precedent to the initial Revolving Advance hereunder are satisfied (the “Availability Date”) and ending on the Revolving Line of Credit Loan Termination Date, Revolving Advances under the Revolving Line of Credit Loan will be made as provided in this Supplement.
6.    Making the Advances.
(a)    Revolving Advances. Each Revolving Advance shall be made on notice from Borrower (a “Request for Advance”) to Lender delivered before 12:00 Noon (Minneapolis, Minnesota time) on a Business Day which is at least three (3) Business Days prior to the date of such Revolving Advance, specifying the amount of such Revolving Advance; provided that, no Revolving Advance shall be made while an Event of Default exists. Any Request for Advance applicable to a Revolving Advance received after 12:00 Noon (Minneapolis, Minnesota time) shall be deemed to have been received and be effective on the next Business Day. The amount so requested from Lender shall, subject to the terms and conditions of this Supplement, be made available to Borrower by: (i) depositing the same, in same day funds, in an account of Borrower; or (ii) wire transferring such funds to a Person or Persons designated by Borrower in writing.

(b)    Requests for Advances Irrevocable. Each Request for Advance shall be irrevocable and binding on Borrower and Borrower shall indemnify Lender against any loss or expense it may incur as a result of any failure to borrow any Revolving Advance after a Request for Advance (including any failure resulting from the failure to fulfill on or before the date specified for such Revolving Advance the applicable conditions set forth in this Supplement and the MLA), including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund such Revolving Advance when such Revolving Advance, as a result of such failure, is not made on such date.

(c)    Minimum Amounts. Each Revolving Advance shall be in a minimum amount equal to $50,000.00.

(d)    Conditions Precedent to All Advances. Lender's obligation to make each Revolving Advance shall be subject to the terms, conditions and covenants set forth in the MLA and this Supplement, including, without limitation, the following further conditions precedent:

(i)    Borrowing Base Certificate. Borrower shall have delivered to Lender a completed and signed Borrowing Base Certificate as required under Section 14 of this Supplement.

(ii)    Representations and Warranties. The representations and warranties set forth in the MLA and this Supplement are true and correct as of the date of the Request for Advance to the same extent and with the same effect as if made at and as of the date thereof, except as previously disclosed in writing to Lender or to the extent that they relate solely to an earlier date;

(iii)    No Defaults. Borrower is not in default under the terms of the MLA, this Supplement, the Related Documents or any other agreement to which Borrower is a party and which relates to the operation of Borrower's business;

(iv)    Government Action. No license, permit, permission or authority necessary for the construction, operation or use of the Project has been denied, revoked or challenged by or before any Governmental Authority; and

(v)    Marketing Agreements. Borrower has executed marketing agreements for all ethanol and DDGS to be produced at the Project and provided Lender with collateral assignments of all such agreements in form and content which is satisfactory to Lender and its counsel and acknowledged by the non-Borrower party to all such agreements.

7.    [Intentionally Omitted].

8.    Interest Rate. The Revolving Line of Credit Loan shall bear interest at a rate equal to the greater of (a) the LIBOR Rate plus 340 basis points, and (b) four percent (4.00%) per annum; provided, however, that in no event shall the applicable rate exceed the Maximum Rate.
9.    Default Interest. In addition to the rights and remedies set forth in the MLA: (i) if Borrower fails to make any payment to Lender when due, then at Lender's option in each instance, such obligation or payment shall bear interest from the date due to the date paid at two percent (2.00%) per annum in excess of the rate of interest that would otherwise be applicable to such obligation or payment; (ii) upon the occurrence and during the continuance of an Event of Default beyond any applicable cure period, if any, at Lender's option in each instance, the unpaid balances of the Revolving Line of Credit Loan shall bear interest from the date of the Event of Default or such later date as Lender shall elect at two percent (2.00%) per annum in excess of the rate(s) of interest that would otherwise be in effect on the Revolving Line of Credit Loan under the terms of the Revolving Line of Credit Note; (iii) after the maturity of the Revolving Line of Credit Loan, whether by reason of acceleration or otherwise, the unpaid principal balance of the Revolving Line of Credit Loan (including without limitation, principal, interest, fees and expenses) shall automatically bear interest at two percent (2.00%) per annum in excess of the rate of interest that would otherwise be in effect on the Revolving Line of Credit Loan under the terms of the Revolving Line of Credit Note. Interest payable at the Default Rate shall be payable from time to time on demand or, if not sooner demanded, on the last day of each calendar month.

10.    Late Charge. If any payment of principal or interest due under this Supplement or the Revolving Line of Credit Note is not paid within ten (10) days of the due date thereof, Borrower shall, in addition to such amount, pay a late charge equal to five percent (5%) of the amount of such payment.

11.    Changes in Law Rendering Certain LIBOR Rate Loans Unlawful. In the event that any change in any applicable law (including the adoption of any new applicable law) or any change in the interpretation of any applicable law by any judicial, governmental or other regulatory body charged with the interpretation, implementation or administration thereof, should make it (or in the good-faith judgment of Lender should raise a substantial question as to whether it is) unlawful for Lender to make, maintain or fund LIBOR Rate loans, then: (a) Lender shall promptly notify each of the other parties hereto; and (b) the obligation of Lender to make LIBOR Rate loans of such type shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness. During the period of any suspension, Lender shall make loans to Borrower that are deemed lawful and that as closely as possible reflect the terms of the MLA.

12.    Maximum Amount Limitation. Anything in the MLA, this Supplement, or the other Loan Documents to the contrary notwithstanding, Borrower shall not be required to pay unearned interest on the Revolving Line of Credit Note or any of the Loan Obligations, or ever be required to pay interest on the Revolving Line of Credit Note or any of the Loan Obligations at a rate in excess of the Maximum Rate, if any. If the effective rate of interest which would otherwise be payable under the MLA, this Supplement, the Revolving Line of Credit Note, or any of the other Loan Documents would exceed the Maximum Rate, if any, then the rate of interest which would otherwise be contracted for, charged, or received under the MLA, this Supplement, the Revolving Line of Credit Note, or any of the other Loan Documents shall be reduced to the Maximum Rate, if any. If any unearned interest or discount or property that is deemed to constitute interest (including, without limitation, to the extent that any of the fees payable by Borrower for the Loan Obligations to Lender under the MLA, this Supplement, the Revolving Line of Credit Note, or any of the other Loan Documents are deemed to constitute interest) is contracted for, charged, or received in excess of the Maximum Rate, if any, then such interest in excess of the Maximum Rate shall be deemed a mistake and canceled, shall not be collected or collectible, and if paid nonetheless, shall, at the option of the holder of the Revolving Line of Credit Note, be either refunded to Borrower, or credited on the principal of the Revolving Line of Credit Note. It is further agreed that, without limitation of the foregoing and to the extent permitted by applicable law, all calculations of the rate of interest or discount contracted for, charged or received by Lender under the Revolving Line of Credit

Note, or under any of the Loan Documents, that are made for the purpose of determining whether such rate exceeds the Maximum Rate applicable to Lender, if any, shall be made, to the extent permitted by applicable laws (now or hereafter enacted), by amortizing, prorating and spreading during the period of the full terms of the Revolving Advances evidenced by the Revolving Line of Credit Note, and any renewals thereof all interest at any time contracted for, charged or received by Lender in connection therewith.

13.    Mandatory Prepayments or Collateralization. The Borrower shall, within five (5) days following the earlier of the delivery of each Borrowing Base Certificate or the day upon which such Borrowing Base Certificate was due, either (i) prepay the outstanding Revolving Line of Credit Loan in the amount, if any, by which the Outstanding Credit on such date exceeds the Borrowing Base at such time, together with accrued interest to the date of such prepayment on the amount prepaid, or (ii) pledge and assign to Lender additional collateral acceptable to Lender, in Lender's sole discretion, and deliver all documentation that Lender, in its sole discretion, may require in connection with such pledge and assignment and the perfection of a first-priority security interest in such additional collateral, so that the Borrowing Base plus the value assigned by Lender, in its sole discretion, to such additional collateral equals or exceeds the Outstanding Credit. For clarification purposes, if Borrower fails to deliver a Borrowing Base Certificate in accordance with Section 14, Lender may assume a Borrowing Base equal to zero for purposes of prepayment under this Section 13.

14.    Reporting Requirements. In addition to the reporting requirements under Section 5.01(c) in the MLA, Borrower will furnish to Lender as soon as available and in any event within 30 days after the end of each month (or at such other times or with such greater frequency as is reasonably requested by Lender), a duly completed Borrowing Base Certificate, setting forth the Borrowing Base as of the last day of such month based upon collateral value criteria and advance rates which do not exceed those set forth in the Borrowing Base Certificate, and including such other information, representation and warranties contemplated therein, certified by the appropriate authorized officer of Borrower.

15.    Security. The Borrower's obligations hereunder and, to the extent related thereto, the MLA, shall be secured as provided in the MLA and the other Loan Documents.

16.    Facility Fee, Renewal. The Revolving Line of Credit Loan is due and payable in full on the Revolving Line of Credit Loan Maturity Date. The Lender upon written request from Borrower may, in its sole discretion renew the Revolving Line of Credit Loan for successive terms up to 364 days each. In determining whether to renew the Revolving Line of Credit Loan, Lender may consider Borrower's compliance with the financial covenants set forth in the MLA and whether any Event of Default has occurred hereunder or thereunder. On the date of this Supplement and on the date of any renewal of the Revolving Line of Credit Loan, the Borrower shall pay the Lender a facility renewal fee of Twenty Thousand and no/100 Dollars ($20,000.00), which amount shall be due and payable on the closing date for this Supplement and any renewal hereof.

[Remainder of Page Intentionally Blank. Signature Page Immediately Follows.]

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their duly authorized officers as of the date shown above.

BORROWER:	LENDER:

HOMELAND ENERGY SOLUTIONS, LLC,	HOME FEDERAL SAVINGS BANK,
an Iowa limited liability company	a federally chartered stock savings bank
organized under the laws of the United States

/s/ Walter Wendland	/s/ Eric Oftedahl
By: Walter Wendland	By: Eric Oftedahl
Its: President/CEO	Its: Vice President

STATE OF IOWA         )
                ) ss.
COUNTY OF CHICKASAW    )

On this 14 day of May, 2012, before me a Notary Public within and for said County, personally appeared Walter Wendland, to me known, who being by me duly sworn, did say that he is the President of Homeland Energy Solutions, LLC, the limited liability company named in the foregoing instrument, and that said instrument was signed on behalf of said company by authority of its board and as the free act and deed of said company.

/s/ Alice Sbiral	ALICE SBIRAL (SEAL) Commission Number 737823 My Commission Expires 11-29-14
Notary Public

STATE OF MINNESOTA     )
                ) ss.
COUNTY OF STEARNS    )

On this 14th day of May, 2012, before me a Notary Public within and for said County, personally appeared Eric Oftedahl, to me known, who being by me duly sworn, did say that he is the Vice President of Home Federal Savings Bank named in the foregoing instrument, and that said instrument was signed on behalf of said company by authority of its board and as the free act and deed of said company.

/s/ Stephanie W. Scott	STEPHANIE W. SCOTT (SEAL) NOTARY PUBLIC - MINNESOTA My Comm Exp. Jan. 31, 2015
Notary Public

[Signature Page to Amended and Restated Third Supplement to the
Master Loan Agreement dated May 14, 2012]

EXHIBIT A
BORROWING BASE CERTIFICATE
Detailed Calculation

For Period Ending: _________________ ____,______
Date Prepared: __________________ ____, _____

1	Accounts Receivable:
	___________________ (ethanol)	$
	___________________ (DDGs)	$
	Other	$
	Other	$
	Total	$
	Deduct Ineligible Accounts	$
(31 days or more from invoice date)
	Deduct Ineligible Accounts	$
(as determined by Bank)
	Eligible Accounts Receivable	$
	Multiply by Borrowing Base Factor	75%
	Accounts Receivable Loan Availability		$

2	DDGS (current value)
	Ending Corn Inventory	$
	Ending DDGS & other bi-products Inventory	$
Total Inventory
	Multiply by Borrowing Base Factor	75%
	Inventory Loan Availability		$

3	Ethanol Inventories (lower of cost or market)
	Ending Ethanol Inventory	$
	Ending ______________ Inventory	$
Other Inventory
	Total Inventory	$
	Multiply by Borrowing Base Factor	75%
	Inventory Loan Availability		$

4	Total Borrowing Base (Totals from #1, #2, & #3)		$

5	Outstanding Loan Balance (as of month end)	$

6	Excess or Deficit (Line 4 minus Line 5)		$
*If a Deficit exists, remit amount unless remitted since end of month.

BORROWER REPRESENTS AND WARRANTS:

1.     With respect to the information in this Borrowing Base Certificate and any accompanying work papers related hereto (i) such information is true, complete and correct in all material respects as of the date set forth above as the

Date Prepared; (ii) no information has been omitted which would make the foregoing misleading; (iii) there has been no significant change in the value of the items set forth on this Borrowing Base Certificate (the “Borrowing Base Collateral”) since the date set forth above as the Date Prepared; and (iv) there exists no Event of Default or any event which with the giving of notice or the passing of time or both would constitute an Event of Default.

2.     The Borrowing Base Collateral and the amounts reflected in this Borrowing Base Certificate (i) are genuine and in all respects are what they purport to be: (ii) presently are and will continue at all times to be subject to Lender's duly perfected, first priority security interest and no other lien; and (iii) to the best of Borrower's knowledge comply in all material respects with the eligibility criteria for any Borrowing Base items, respectively, and to the best of Borrower's knowledge comply in all material respects with the representations and warranties contained in the Security Agreement.

The undersigned certifies that the amounts shown are true and correct from Borrower's accounts and records as of the Date Prepared as indicated above, and there have been no material adverse changes therein since the above date. The information provided in the Borrowing Base Certificate is consistent with the requirements of the Credit Agreement.

Approved and Certified By:

HOMELAND ENERGY SOLUTIONS, LLC, an
Iowa limited liability company

___________________________________
Its: ______________________

STATE OF IOWA         )
                ) ss.
COUNTY OF CHICKASAW    )

On this ___ day of _______, 20_____, before me a Notary Public within and for said County, personally appeared Walter Wendland, to me known, who being by me duly sworn, did say that he is the President of Homeland Energy Solutions, LLC, the limited liability company named in the foregoing instrument, and that said instrument was signed on behalf of said company by authority of its board and as the free act and deed of said company.

________________________________
Notary Public